                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, effective as of November 30, 2006, by and among DOMINI
SOCIAL INVESTMENT TRUST (f/k/a Domini Social Index Trust), a Massachusetts
business trust (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts
trust company ("Investors Bank").

     WHEREAS the Fund and Investors Bank entered into an Administration
Agreement dated October 15, 2002, as amended from time to time (the
"Administration Agreement"); and

     WHEREAS, the Fund and Investors Bank desire to amend the Administration
Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. Amendments.

     (a) Appendix A of the Administration Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2. Miscellaneous.

     (a) Except as amended hereby, the Administration Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                         INVESTORS BANK & TRUST COMPANY

                                         By:  /s/  Stephen DeSalvo
                                             -----------------------------------
                                         Name:   Stephen DeSalvo
                                               ---------------------------------
                                         Title:      Managing Director
                                                --------------------------------

                                         DOMINI SOCIAL INVESTMENT TRUST

                                         By:  /s/  Carole M. Laible
                                              ----------------------------------

                                         Name:    Carole M. Laible
                                              ----------------------------------

                                         Title:  Treasurer
                                                --------------------------------

                             APPENDIX A: PORTFOLIOS

                     Domini Social Equity Fund (Feeder Fund)

                             Domini Social Bond Fund

                Domini European Social Equity Fund (Feeder Fund)

                 Domini PacAsia Social Equity Fund (Feeder Fund)

               Domini EuroPacific Social Equity Fund (Feeder Fund)